Exhibit 99.1

Trading Symbol: SRRL

STELLAR RESOURCES SIGNS LETTER OF INTENT FOR INNOVATIVE WATER SAVING IRRIGATION TECHNOLOGY

LAS VEGAS, NV., February 19, 2007 -- Stellar Resources, Ltd. (OTC BB: SRRL), a development stage company, today announced that it has entered into negotiations with FILIAC HOLDING S.A., a Luxembourg-based private company, for the acquisition of a set of Patents and the Know-How related to innovative water saving irrigation systems.  The negotiations have resulted in the signature of a Letter of Intent that could pave the way to industrial development on a large scale, said Kathy Whyte, Stellar Resources Ltd.’s President and Chief Executive Officer.

The irrigation systems developed and patented by FILIAC take advantage of certain in-soil water distribution elements to allow for an impressive savings of water.  The system is particularly effective in hot and arid areas, where most of the irrigation water resources often are wasted in evaporation.  The system is suitable for agriculture, greenhouses, large plantations and homes, urban décor applications such as highways and city flower beds, right down to personal use.

“A significant positive of this technology is that it does not utilize electrical power or energy,” Ms. Whyte said.  “All the systems are suitable for soil irrigation in the presence of scarce or contaminated waters and larger systems are available for desertification control application in near-desert areas.”

“Water is a global problem,” said Stellar Resources CEO, “and moving forward with this project will allow us to utilize the FILIAC technology to make a significant contribution to this massive problem.”

On behalf of the Board
Stellar Resources Ltd.

/s/ Kathy Whyte, President

Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.